                                 Rule 424(b)(3)
                       to Registration Statement 333-69830

                            FALCONSTOR SOFTWARE, INC.
                         SUPPLEMENT DATED JUNE 23, 2003
                                       TO
                        PROSPECTUS DATED OCTOBER 19, 2001

            The   following   information   amends  and  restates  the  "Selling
Stockholders"  table  contained in the  Prospectus  dated  October 19, 2001,  as supplemented  on  December  4, 2002  ("Prospectus")  relating  to the sale of an aggregate  of  28,247,984  shares of  common  stock,  $.001  par value  ("Common
Stock"), by certain persons ("Selling Stockholders"). All capitalized terms used herein which are not otherwise  defined have the meaning ascribed to them in the
Prospectus.  The  "Selling  Stockholders"  table is being  amended  primarily to reflect a charitable  gift of 150,000  shares by Barry  Rubenstein  to the North
Shore-L.I.J. Health System Foundation. Accordingly, the number of shares held by
Mr. Rubenstein and the number of shares to be sold by Mr. Rubenstein pursuant to the Prospectus shall be reduced by 150,000 and North Shore-L.I.J.  Health System
Foundation  may sell up to  150,000  shares  of  Common  Stock  pursuant  to the
Prospectus. The North Shore-L.I.J. Health System Foundation owns no other shares of Common Stock and has not been an officer, director or employee of the Company for the past  three  years.  The North  Shore-L.I.J.  Health  System  Foundation previously  sold 150,000 shares of Common Stock pursuant to the  Prospectus.  In addition,  certain  information  in the Selling  Stockholders  table has changed
since  the  effective  date  of  the  Registration   Statement   underlying  the
Prospectus.  Selling  Stockholders  holding  approximately  22,200,000 shares of
Common  Stock have  agreed  that none of such  shares  will be  released  from a lock-up until April 2004, subject to certain conditions.

                              SELLING STOCKHOLDERS

            The following list of Selling Stockholders  includes,  the number of shares of Common  Stock  beneficially  owned,  the  maximum  number of shares of
Common  Stock to be sold in the  Offering  by the Selling  Stockholders  and the number  of  shares  of  Common  Stock to be  beneficially  owned by the  Selling
Stockholders  after  the  Offering  (assuming  sale of such  maximum  number  of shares).  We have 46,262,262 shares of Common Stock issued and outstanding as of
June 20, 2003. The number of shares to be sold or have been sold in the Offering includes  28,247,984  shares of Common Stock.  The shares being  offered  hereby primarily  relate to the resale of shares of Common Stock,  by our affiliates or affiliates  of  FalconStor,  Inc.,  which were  acquired  in the merger  between
FalconStor, Inc. and us.

            A Selling  Stockholder  may sell all or part of the shares of Common
Stock registered for its account hereunder. To the extent that, pursuant to Rule
13d-3 of the Securities  Exchange Act of 1934, as amended, a Selling Stockholder may be deemed to be the  beneficial  owner of shares  held by one or more  other beneficial  owners of Common  Stock,  we have included all of such shares in the information presented in the table.

                                                                 Percent           Maximum
                                              Shares             Beneficially      Number of       Shares to be     Percent to be
                                              Beneficially       Owned Prior       Shares to be    Beneficially     Beneficially
                                              Owned Prior to     to this           Offered for     Owned after      Owned after
                                              this Offering(1)   Offering(1)       Resale          this Offering(1) this Offering(1)
                                              ----------------   -----------       ------          ---------------- ----------------

ReiJane Huai (2)                                10,824,260 (2)       23.4%          10,824,260 (2)           0          N/A
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY  11747

The 2002 ReiJane Huai Revocable Trust               50,000              *               50,000               0          N/A
3 Carlisle Drive
Old Brookville, NY 11545

Barry Rubenstein (3)                             6,643,053           14.4%           6,643,053               0          N/A
68 Wheatley Road
Brookville, NY 11545

North Shore-L.I.J. Health System Foundation        150,000              *              150,000               0          N/A
125 Community Drive
Great Neck, New York 11021

Brookwood Partners, L.P. (4)                       395,217              *              395,217               0          N/A
68 Wheatley Road
Brookville, NY 11545

Seneca Ventures (4)                                642,453            1.4%             642,453               0          N/A
68 Wheatley Road
Brookville, NY 11545

                                                                 Percent           Maximum
                                              Shares             Beneficially      Number of       Shares to be     Percent to be
                                              Beneficially       Owned Prior       Shares to be    Beneficially     Beneficially
                                              Owned Prior to     to this           Offered for     Owned after      Owned after
                                              this Offering(1)   Offering(1)       Resale          this Offering(1) this Offering(1)
                                              ----------------   -----------       ------          ---------------- ----------------

Wheatley Associates III, L.P. (6)                1,962,836            4.2%           1,962,836               0          N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners III, L.P. (6)          1,962,836            4.2%           1,962,836               0          N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners III, L.P. (5)                  1,962,836            4.2%           1,962,836               0          N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners, L.P. (6)                525,059            1.1%             525,059               0          N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P. (6)                        525,059            1.1%             525,059               0          N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners II, L.P. (4)                     180,089              *              180,089               0          N/A
68 Wheatley Road
Brookville, NY 11545

Woodland Partners (4)                              692,983            1.5%             692,983               0          N/A
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund (4)                          743,513            1.6%             743,513               0          N/A
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (7)                                 4,602,689            9.9%           4,602,689               0          N/A
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Barry Fingerhut (8)                              3,157,664            6.8%           3,000,164         157,500            *
767 Fifth Avenue, 45th Floor
New York, NY 10153

Nancy Casey (9)                                  2,057,580            4.4%           2,057,580               0          N/A
10836 Pleasant Hill Drive
Potomac, MD 20854

                                                                 Percent           Maximum
                                              Shares             Beneficially      Number of       Shares to be     Percent to be
                                              Beneficially       Owned Prior       Shares to be    Beneficially     Beneficially
                                              Owned Prior to     to this           Offered for     Owned after      Owned after
                                              this Offering(1)   Offering(1)       Resale          this Offering(1) this Offering(1)
                                              ----------------   -----------       ------          ---------------- ----------------

Applegreen Partners (4)                            259,868              *              259,868               0          N/A
271 Hamilton Road
Chappaqua, NY 10514

Seth Lieber (10)                                 3,014,474            6.5%           3,014,474               0          N/A
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (11)                             2,927,852            6.3%           2,927,852               0          N/A
271 Hamilton Road
Chappaqua, NY 10514

Marilyn Rubenstein (12)                          2,475,424            5.4%           2,475,424               0          N/A
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Lawrence S. Dolin (13)                              66,563              *               40,000          26,563            *
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY  11747

Steven A. Fischer (14)                              31,063              *                2,500          28,563            *
245 Jerome Street
Syosset, NY 11791

Glenn Penisten (15)                                612,654            1.3%             225,908         406,925            *
11651 Brooks Road
Windsor, CA 95492

Steven Owings (16)                                  84,593              *               58,030          26,563            *
ScanSource
6 Logue Court
Greenville, SC 29615

Wayne Lam (17)                                     264,314              *                3,537         260,777            *
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, New York  11747
----------------------------------
* Less than one percent

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired  by such  person  within 60 days after the date hereof  upon  the  exercise  of  options,  warrants  or  convertible
            securities.   Each  beneficial  owner's   percentage   ownership  is
            determined  by  assuming  that  options,   warrants  or  convertible
            securities  that are held by such  person (but not those held by any other person) and that are  currently  exercisable  (i.e.,  that are
            exercisable   within  60  days  from  the  date  hereof)  have  been

            exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(2)         Based upon information  contained in a Form 3 and Schedule 13D filed by Mr. Huai and certain other  information.  Includes  50,000 shares held by The ReiJane Huai  Revocable  Trust (the  "Trust").  Mr. Huai
            disclaims  beneficial  ownership  of the  shares  held by the Trust.
            Since  August 2001,  Mr. Huai has been a Director and our  President and Chief Executive  Officer.  Mr. Huai joined  FalconStor,  Inc. in
            July 2000 as a director,  and subsequently  became its president and chief executive officer in December 2000.

(3)         Based upon information  contained in a report on a Schedule 13D (the
            "Wheatley  13D")  filed  jointly  by  Barry  Rubenstein,   Brookwood
            Partners, L.P. ("Brookwood"),  Seneca Ventures ("Seneca"),  Wheatley
            Associates  III,  L.P.  ("Wheatley  Associates"),  Wheatley  Foreign
            Partners, L.P. ("Wheatley Foreign"),  Wheatley Foreign Partners III,
            L.P. ("Wheatley Foreign III"), Wheatley Partners, L.P. ("Wheatley"),
            Wheatley Partners II, L.P.  ("Wheatley II"),  Wheatley Partners III,
            L.P.  ("Wheatley  III"),  Woodland  Partners,  Woodland Venture Fund
            ("Woodland  Fund"),  and certain other  entities with the SEC, and a
            Form 4 filed by Mr. Rubenstein with the SEC as well as certain other information.  Consists of (i) 1,500,903  shares of Common Stock held by Mr.  Rubenstein,  (ii)  395,217  shares of common  stock  held by
            Brookwood, (iii) 642,453 shares of common stock held by Seneca, (iv)
            299,809  shares of common  stock held by  Wheatley  Associates,  (v)
            41,008 shares of common stock held by Wheatley Foreign, (vi) 293,012 shares of common stock held by Wheatley  Foreign III,  (vii) 484,051 shares of common stock held by Wheatley,  (viii)  180,089  shares of common  stock held by Wheatley II, (ix)  1,370,015  shares of common stock held by Wheatley III, (x) 692,983  shares of common stock held by Woodland Partners and (xi) 743,513 shares of common stock held by
            Woodland Fund. Does not include 1,258 shares of common stock held by
            Mr. Rubenstein's  spouse,  Marilyn Rubenstein.  Mr. Rubenstein was a director of FalconStor,  Inc. from February 2000 to August 2001. Mr.
            Rubenstein  disclaims beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III,  Wheatley  Associates,   Seneca,   Woodland  Ventures,
            Woodland  Partners  and  Brookwood  except  to  the  extent  of  his respective equity interest therein.

(4)         Based upon  information  contained  in the  Wheatley 13D and certain other information.

(5)         Based upon  information  contained in the Wheatley 13D.  Consists of
            (i) 299,809 shares of common stock held by Wheatley Associates, (ii)
            293,012  shares of common  stock held by  Wheatley  Foreign  III and
            (iii)  1,370,015  shares  of  common  stock  held by  Wheatley  III.
            Wheatley Associates disclaims beneficial ownership of the securities held by Wheatley Foreign III and Wheatley III.  Wheatley Foreign III
            disclaims  beneficial  ownership of the securities  held by Wheatley
            Associates  and  Wheatley  III.  Wheatley III  disclaims  beneficial ownership of the securities held by Wheatley Associates and Wheatley
            Foreign III.

(6)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 41,008 held by Wheatley Foreign, and  (ii)  484,051  held by  Wheatley.  Wheatley  Foreign  disclaims beneficial ownership of the securities held by Wheatley and Wheatley disclaims  beneficial  ownership  of the  shares  held  by  Wheatley
            Foreign.

(7)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 1,934,705 shares of Common Stock held by Irwin  Lieber,  (ii) 484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Lieber disclaims  beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(8)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 469,680  shares of Common Stock held by Barry Fingerhut, (ii) 484,051 shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common Stock held by Wheatley  Foreign III, (vii)
            299,809  shares of Common  Stock held by  Wheatley  Associates,  and
            (viii) 20,000 shares held by a partnership in which Mr. Fingerhut is a general partner.  Mr. Fingerhut disclaims  beneficial ownership of the  securities  held by Wheatley,  Wheatley  Foreign,  Wheatley II,
            Wheatley III,  Wheatley  Foreign III,  Wheatley  Associates  and the
            partnership, except to the extent of his respective equity interests therein.  Does not  include  5,000  shares held by the spouse of Mr.
            Fingerhut.

(9)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 94,744  shares of Common  Stock held by  Nancy  Casey  and  her  husband,  as  joint  tenants,  (ii)
            1,370,015 shares of Common Stock held by Wheatley III, (iii) 293,012 shares  of Common  Stock  held by  Wheatley  Foreign  III,  and (iv)
            299,809  shares of Common  Stock held by  Wheatley  Associates.  Ms.
            Casey  disclaims  beneficial  ownership  of the  securities  held by
            Wheatley III, Wheatley Foreign III and Wheatley  Associates,  except to the extent of her respective equity interests therein.

(10)        Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 86,622  shares of Common  Stock held by Seth  Lieber,  (ii)  484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii) 299,809 shares of Common Stock held by Wheatley Associates and
            (viii) 259,868 shares of Common Stock held by Applegreen. Mr. Lieber disclaims  beneficial  ownership of the securities held by Wheatley,
            Wheatley  Foreign,  Wheatley II, Wheatley III, Wheatley Foreign III,
            Wheatley  Associates  and  Applegreen,  except to the  extent of his respective equity interests therein.

(11)        Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 484,051  shares of Common Stock held by  Wheatley,  (ii)  41,008  shares  of  Common  Stock  held by
            Wheatley  Foreign,  (iii)  180,089  shares of Common  Stock  held by

            Wheatley II, (iv) 1,370,015  shares of Common Stock held by Wheatley
            III,  (v) 293,012  shares of Common  Stock held by Wheatley  Foreign
            III,  and (vi)  299,809  shares of  Common  Stock  held by  Wheatley
            Associates  and  (vii)  259,868  shares  of  Common  Stock  held  by
            Applegreen.   Mr.  Lieber  disclaims  beneficial  ownership  of  the
            securities held by Wheatley, Wheatley Foreign, Wheatley II, Wheatley
            III,  Wheatley  Foreign III,  Wheatley  Associates  and  Applegreen,
            except to the extent of his respective equity interests therein.

(12)        Based upon  information  contained  in the  Wheatley 13D and certain other information. Consists of (i) 1,258 shares of Common Stock held by Marilyn  Rubenstein,  (ii) 642,453 shares of Common Stock held by
            Seneca,  (iii)  743,513  shares of  Common  Stock  held by  Woodland
            Venture,  (iv)  692,983  shares of  Common  Stock  held by  Woodland
            Partners  and (v) 395,217 of Common  Stock held by  Brookwood.  Mrs.
            Rubenstein  disclaims beneficial ownership of the securities held by
            Seneca, Woodland Venture, Woodland Partners and Brookwood, except to the extent of her  respective  equity  interests  therein.  Does not include  1,800,903 shares of Common Stock held by Mrs.  Rubenstein's spouse, Barry Rubenstein.

(13)        Based on information  contained in the Form 4 filed by Mr. Dolin and certain  other  information.  Consists of (i) 40,000  shares held by
            Northern  Union  Club  and (ii)  presently  exercisable  options  or options exercisable within 60 days hereof to purchase 26,563 shares.
            Mr. Dolin is a general partner of Mordo Partners, which is a general partner of  Northern  Union Club.  Mr.  Dolin  disclaims  beneficial ownership of the securities  held by Northern Union Club,  except to the extent of her respective  equity  interests  therein.  Mr. Dolin joined the Company in August 2001 as a director.

(14)        Based upon information  contained in the Form 4 filed by Mr. Fischer
            and  certain  other  information.   Includes  presently  exercisable
            options or options  exercisable  within 60 days  hereof to  purchase
            26,563  shares.  Mr.  Fischer joined the Company in August 2001 as a director.

(15)        Based upon information contained in the Form 4 filed by Mr. Penisten and certain other  information.  Includes  180,464  shares of common stock  held by Lazy P  Investors,  L.P.  and an option  to  purchase
            386,667  shares of common  stock within 60 days.  Mr.  Penisten is a general partner of Lazy P Investors, L.P.

(16)        Based upon  information  contained in the Form 4 filed by Mr. Owings
            and  certain  other  information.   Includes  presently  exercisable
            options or options  exercisable  within 60 days  hereof to  purchase
            26,563  shares.  Mr.  Owings  joined the Company in August 2001 as a director.

(17)        Based upon  information  contained  in the Form 4 filed by Mr. Wayne
            Lam and certain  other  information.  Includes an option to purchase
            216,311  shares of common  stock.  Mr. Wayne Lam joined  FalconStor,
            Inc. in April 2000 as Vice President, Marketing and is currently our
            Vice President, Marketing.

            The  following  table names the  ultimate  beneficial  owners of the shares  of our  Common  Stock  for  those  Selling  Stockholders  that  are  not individuals.

Name of the Entity                             Information
------------------                             -----------

Brookwood Partners, L.P.                       Mr. Barry Rubenstein
                                               Mrs. Marilyn Rubenstein

Seneca Ventures                                Mr. Barry Rubenstein
Wheatley Associates III, L.P.                  Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber
                                               Ms. Nancy Casey

Wheatley Foreign Partners, L.P.                Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber

Wheatley Foreign Partners III, L.P.            Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber
                                               Ms. Nancy Casey

Wheatley Partners, L.P.                        Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber

Wheatley Partners II, L.P.                     Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber

Wheatley Partners III, L.P.                    Mr. Barry Rubenstein
                                               Mr. Irwin Lieber
                                               Mr. Barry Fingerhut
                                               Mr. Jonathan Lieber
                                               Mr. Seth Lieber
                                               Ms. Nancy Casey

Woodland Partners                              Mr. Barry Rubenstein
                                               Mrs. Marilyn Rubenstein

Woodland Venture Fund                          Mr. Barry Rubenstein

Applegreen Partners                            Mr. Seth Lieber
                                               Mr. Jonathan Lieber